Exhibit 10.1
                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger, dated as of March 18, 2005, is entered into and adopted by and between Secured Investment Resources Fund, L.P. III, a Missouri limited partnership (hereinafter "the Partnership") and Bicycle Club, L.L.C., a Missouri limited liability company (hereinafter "the Company").

     WHEREAS,   the  Partnership  is  duly  organized  as  an  existing  limited partnership under the laws of the state of Missouri. Nichols Resources, Ltd. is the sole general partner of the Partnership; and

     WHEREAS, the Partnership is engaged in the ownership and operation of The Bicycle Club Apartments in Kansas City, Missouri; and

     WHEREAS, the Company is duly organized as an existing limited liability company under the laws of the state of Missouri. Maxus Operating Limited Partnership ("MOLP"), a Delaware limited partnership is the sole member of the Company. Maxus Realty Trust, Inc. (the "REIT"), a Missouri corporation, is the sole owner of MOLP; and

     WHEREAS, the Partnership desires to merge into the Company in order to provide liquidity to limited partners of the Partnership with the Partnership's existence being canceled by the merger.

     NOW THEREFORE, in consideration of the mutual representations, covenants and conditions contained herein, the parties agree as follows:


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I.   Merger

     Subject to the terms and conditions in this Agreement and Plan of Merger, on the effective date as hereinafter provided, and pursuant to MO. Rev. Stat. Sec. 347.710, the Partnership shall be merged in, with and into the Company and the Company shall be the surviving entity.

II.  Terms and Conditions of Merger

     The terms and conditions of the merger, the mode of carrying the merger into effect, and the manner and basis of converting partnership interests of the Partnership into Operating Units of MOLP is as follows:

     A. Partner Vote. After the Agreement and Plan of Merger has been approved by the general partner and by more than 50% of the Total Outstanding Units, and after the approval of the Board of Trustees of the REIT, then a Certificate of Consolidation or Merger shall be filed with the Secretary of State of Missouri.

     B. Effective date. The merger shall become effective on the date said Certificate of Consolidation or Merger shall be so filed with the Secretary of State of Missouri.

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     C. Manner of Conversion.
          1. The partners of the Partnership will receive either cash or upon election and qualification, Operating Units in MOLP, based on the percentage interest of such partners in the Partnership.

          2. The merger consideration equals $4,280,516. Each Limited Partner of the Partnership will receive his/her portion of the consideration based on his/her Partnership percentage interest. For example, each limited partner in the Partnership will receive $577.51 per Partnership Unit owned.

          3. Accredited limited partners in the Partnership have the option of receiving Operating Units in MOLP redeemable into shares of stock in the REIT. Such accredited limited partners must complete a Subscription Agreement and be accepted by MOLP. In the event of such election and acceptance, the accredited limited partners will receive Operating Units in MOLP, under the terms of the MOLP Partnership Agreement, based upon a $14 per share value of REIT stock. For example, each electing accredited limited partner owning a five units in the Partnership would receive 206 Operating Units (5(577.51)=$2,887.55 divided by 14) in MOLP, plus $3.55 in cash.

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     D. Limited Partner Liability.  No limited partner of either the Partnership or MOLP will, as a result of the merger, become personally liable for the liabilities or obligations of either partnership.

     E. Cancellation. The Partnership shall, upon completion of the merger, file with the Secretary of State of Missouri such documents as necessary to comply with applicable law.

     F. Operations. Upon the effective date of the merger, the assets, properties, rights, privileges, immunities, debts, liabilities, obligations and all other interests of the Partnership shall be deemed to be transferred to and vested in the Company. Specifically, the assets and other property of the Partnership and the liabilities and obligations of the Partnership shall transfer to the Company without further action by either party. The Company accepts such transfers and assumes such obligations.

     G. Assignment. All the rights and interest of the Partnership under all material contracts, leases, licenses and choses in action are assigned to the Company.

     H. Status. The Company is formed for the purpose of effecting the merger and operating the apartment complex.

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     I. General.

          1. Counterparts. For the convenience of the parties and to facilitate the filing and recording of this Agreement and Plan of Merger, if required, any number of counterparts hereof maybe executed, and each such counterpart shall be deemed an original instrument.

          2. Governing Law. This agreement shall in all respect be governed by and construed in accordance with the laws of the State of Missouri.

          3. Amendment. The parties, by mutual consent of all parties, may amend, modify and supplement this Agreement and Plan of Merger in such manner as may be agreed upon in writing.

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     IN  WITNESS  WHEREOF,   the  undersigned   being  the  general  partner  of
Partnership and the sole member of the Company have caused this instrument to be executed as of the day and year first above written.





                                 BICYCLE CLUB, L.L.C.
                                 a Missouri limited liability company

                                 By: Maxus Operating Limited Partnership,
                                     a Delaware limited partnership, its sole
                                     member

                                 By: Maxus Realty GP, Inc.,
                                     a Delaware corporation, its General Partner


                                 By: /s/ John W. Alvey
                                     ----------------------------
                                     John W. Alvey, Vice President





                                 SECURED INVESTMENT RESOURCES FUND, L.P., III a Missouri Limited Partnership

                                 By: Nichols Resources, Ltd.
                                 General Partner


                                 By:/s/ John W. Alvey
                                    ------------------------------
                                    John W. Alvey, Vice President